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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 14, 1999 on the financial statements of Schroder Series Trust for the year ended October 31, 1999 and to all references to our Firm included in or made part of the registration statement of Schroder Series Trust filed on Form N-1A (Post-Effective Amendment No. 12), Investment Company Act File No. 811-7840, with the Securities and Exchange Commission.


                                                             ARTHUR ANDERSEN LLP


New York, New York
February 28, 2000